Exhibit 10.26

UBS Switzerland AG Postfach [PO Box] 8098 Zurich Tel. +41-44-234 11 11 Corporate & Institutional Clients

COVID Competence Center

Registered Letter	Max-Högger-Strasse 81 8048 Zurich

HOCOMA AG Industriestrasse 4 B 8604 Volketswil	sh-corona-legacy@ubs.com
www.ubs.com

December 17, 2021

COVID-19 Financing with Federal Coverage No. 0202-00632294.E9G (SWISS-GOV)

Dear Ladies and Gentlemen,

To bridge the effects of the COVID-19 lockdown in 2020, you are using a COVID-19 loan, which is held by us within the framework of the COVID-19 SBüG [Solidarbürgschaftsgesetz (Solidarity Guarantee Act)] under master number 0202-00632294, in the name of HOCOMA AG. Your credit limit is CHF 500,000.

After consultation with you and the guarantee cooperative BG OST-SÜD, we can confirm the repayment of your COVID-19 loan as follows:

Amortization

CHF 50,000.00, quarterly, at the end of each quarter, for the first time on March 31, 2022

If the credit usage exceeds the available credit limit as of the relevant date, the corresponding amount shall automatically be debited from account number 0202-00632294.01F on the first banking day of the following month.

If the Swiss Federal Council should adjust the interest rate, this interest shall also be debited from the aforementioned account.

You are free to repay the COVID-19 loan in full or in part at any time. Kind regards,

UBS Switzerland AG

[signature]	[signature]
Jonas Schraner	Marco Weidmann
Acting Director	Authorized Representative